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                                                                    EXHIBIT 23.5


                          INDEPENDENT AUDITOR'S CONSENT


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sterling Financial Corporation (the "Registrant"), filed with the Commission in connection with the registration of 954,914 shares of common stock, of our report, dated January 15, 1999, with respect to the consolidated statement of condition of Northeast Bancorp, Inc. and subsidiary as of December 31, 1998, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998.




                                           /s/ Whisman, Grygiel & Giordano, P.A.
                                           -------------------------------------

Wilmington, Delaware
December 17, 2001